UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of earliest event reported:  March 28, 2003

LOTUS PACIFIC, INC.
(Exact name of Registrant as specified in its charter)

Delaware	000-24999	52-1947160
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

18200 Von Karman Avenue, Suite 730, Irvine, CA	92612
(Address of Principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (949) 475-1880

Item 5

This Form 8-K is filed by Lotus Pacific, Inc. (the “Company”) to report the results of a recent Special Meeting of Stockholders of Correlant Communications, Inc. (“Correlant”), a significant subsidiary of the Company, held on March 28, 2003.

Submission of Matters to a Vote of Security Holders

A duly noticed and held Special Meeting of Stockholders of Correlant was held on March 28, 2003.  At the meeting, holders of a majority of the outstanding stock of Correlant, by vote and by proxy, ratified the selection of Hein + Associates LLP as independent accountants and auditors of Correlant for the fiscal year ending June 30, 2003.

Item 9

Members of Correlant’s management made a presentation at the meeting regarding Correlant’s past operations and future prospects.  The presentation materials are available on Correlant’s website at www.correlant.com and on the Company’s website at www.lpfc.com.  Such presentation materials are not deemed an admission as to the materiality of any information contained therein.

Forward Looking Statements.  The statements in this Current Report on Form 8-K concerning current management’s expectations are “forward looking statements” within the meaning of Section 27A of the Securities and Exchange Act of 1993, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended, that involve risks and uncertainties.  Any statements contained herein (including, without limitation, statements to the effect that the Company or management “estimates,” “expects,” “intends,” “continues,” “may,” or “will” or statements concerning “potential” or variations thereof or comparable terminology or the negative thereof), that are not statements of historical fact should be construed as forward looking statements.  These forward-looking statements are based on our management’s current views and assumptions.  The Company assumes no obligation to update the information herein or on the Company’s or its subsidiaries’ website.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LOTUS PACIFIC, INC.
(Company)
Date: April 1, 2003	By:	/s/ Yimin Foo
Yimin Foo
Chief Financial Officer